EXHIBIT 21.1

                       SUBSIDIARIES OF RIMAGE CORPORATION

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

Name                                     Jurisdiction of Incorporation     Percent Owned
----                                     -----------------------------     -------------
A/G Systems, Inc. d/b/a Duplication                   Colorado                  100.0%
Technology


ALF Products Inc                                      Colorado                   99.9%


Knowledge Access International                       California                 100.0%


Media Systems Technology, Inc.                       California                  86.8%
(Inactive)


Rimage Europe Gmbh                                     Germany                  100.0%

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